Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE ("Amendment") is entered into effective as of March 26, 2018, by and between 7725 RENO #1, L.L.C., an Oklahoma limited liability company ("Landlord"), and KAIROS GLOBAL TECHNOLOGY, INC., a Nevada corporation ("Tenant").
RECITALS
A. Landlord and Tenant are parties to a Lease dated February 27, 2018 (the "Lease"), pursuant to which Landlord has leased to Tenant certain premises and improvements (the "Premises") in the building commonly known as OKC10 located at 7725 W. Reno Avenue, Oklahoma City, Oklahoma.
B. In Section 4.1 of the Lease, Landlord and Tenant agreed that 4 MW of electrical power initially would be available for Tenant's use, and that as soon as practicable after the effective date of the Lease, Landlord would provide additional 12.5 kV transformer equipment to increase the electrical power available for Tenant's use to 6MW.
C. In accordance with the option granted to Tenant in Section 4.3 of the Lease, Tenant has given Landlord written notice requesting Landlord to further increase the electrical power available to the Premises to a total of 12.0MW.
D. Landlord and Tenant desire to amend the Lease as set forth in this Amendment for the purpose of evidencing the addition of such power to the Lease.  Terms not defined in this Amendment shall have the meanings given to them in the Lease.
NOW THEREFORE, for good and valuable consideration, the parties agree as follows:
1. Installation of Additional Electrical Transforming Equipment.  As soon as practicable after the effective date of this Amendment, Landlord, at Landlord's expense, agrees to provide additional 12.5kV electrical transforming equipment to increase the electrical power available for Tenant's use from 6MW to 12.0 MW.
2. Increase in Base Rent.  Tenant agrees to pay $55.12/kW for the additional 6MW of power when it is made available and continuing for the remainder of the Initial Term and any Renewal Term(s) (as defined in Section 32 of the Lease), if applicable.  Effective as of the date the additional 6MW of power is available to Tenant, Base Rent will increase to $664,760.00 per month, calculated as follows:
4 MW of available electrical power at $55.95/kW per month ($223,800), plus
8 MW of available electrical power at $55.12/kW per month ($440,960).
3. Additional Deposit.  In accordance with Section 5 of the Lease, upon execution of this Amendment, Tenant shall pay to Landlord an additional deposit of $334,040, which is an amount equal to 6MW of additional available power at the rate of $55.12/kW.  The additional deposit, together with Tenant's original deposit of $334,040 (collectively, the "Deposit") shall be held by Landlord to secure Tenant's performance of its obligations under the Lease as provided in Section 5 of the Lease.

4. No Further Options to Increase Available Power.  Tenant will have no further options under Section 4.3 of the Lease to increase the electrical power available to the Premises.
5. Ratification of Lease.  Except as modified by this Amendment, the Lease is hereby ratified and shall remain in full force and effect in accordance with its terms.
6. Guarantor's Consent to Amendment and Ratification of Guaranty.  Riot Blockchain, Inc. ("Guarantor") consents to this Amendment to the Lease, and confirms that its guaranty of payment as set forth in Section 33 of the Lease shall continue to be binding on Guarantor and its successor and assigns, and shall inure to the benefit of Landlord and its successors and assigns.
7. Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Amendment.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first set forth above.
LANDLORD:	7725 Reno # 1, LLC, an Oklahoma limited liability company By: /s/ Terryl Zerby Name: Terryl Zerby Title: Manager
TENANT:	Kairos Global Technology, Inc., a Nevada corporation By: /s/ John O'Rourke Name: John O'Rourke Title: Authorized Signatory
As to Section 6 of this Amendment:
GUARANTOR:	Riot Blockchain, Inc., By: /s/ John O'Rourke Name: John O'Rourke Title: CEO

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